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                                                                   EXHIBIT 23(b)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-42481 of American Mortgage Acceptance Company on Form S-3 of our report relating to the financial statements of American Mortgage Acceptance Company as of December 31, 1999 and for the year then ended dated March 20, 2000, appearing in this Annual Report on Form 10-K of American Mortgage Acceptance Company for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 30, 2000